                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                February 1, 1996


          CAPITAL REALTY INVESTORS TAX EXEMPT FUND LIMITED PARTNERSHIP
   --------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Delaware
   --------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


          1-9793                                  52-1483643
-------------------------               ----------------------------------
(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
-----------------------------------------    ----------------------------
(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
   --------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS
          ------------

     As described in the following News Release, Capital Realty Investors Tax Exempt Fund Limited Partnership has reached an agreement on improving the terms of a previously announced merger with affiliates of Capital Apartment Properties, Inc. They have also reached an agreement in principle, based on improved merger terms, to settle two purported class action suits.


                                                  FOR IMMEDIATE RELEASE


     CONTACT:       James T. Pastore
                    202-546-6451
                    Susan T. Backman or
                    Curtis C. Rimmey
                    301-231-0231


             CRITEF GENERAL PARTNERS ANNOUNCE IMPROVED MERGER TERMS
                       AND TENTATIVE LITIGATION SETTLEMENT


     ROCKVILLE, MD, Feb. 1, 1996 -- (AMEX: CRA, CRB, CRL) -- The general partners of two Capital Realty Investors Tax Exempt Fund Limited partnerships (CRITEF partnerships) said today they have reached agreement on improving the terms of a previously announced merger with affiliates of Capital Apartment Properties, Inc. (CAPREIT). They have also reached an agreement in principle, based on the improved merger terms, to settle two purported class action suits.

     Under the amended merger terms, the holders of the CRITEF partnerships Beneficial Assignee Certificates (BACs) are expected to receive an aggregate gross amount of approximately $158.5 million in cash for their interests in the partnerships. The amount is subject to adjustment at closing, but the aggregate gross merger consideration for the BACs will not be less than $157 million or greater than $160 million.

     According to William B. Dockser, chairman of C.R.I., Inc., the real estate investment firm whose affiliates are the CRITEF general partners, This amended agreement with CAPREIT improves the merger terms for the CRITEF BAC holders, providing them with a greater amount of cash than under the prior agreement.

     The merger transactions are subject to obtaining, among other things, a favorable fairness opinion, review by the Securities and Exchange Commission of a proxy statement, and approval by the BAC holders at special meetings of the CRITEF partnerships.

     Mr. Dockser also said that the parties to the litigation will be seeking court approval of the settlement shortly.

     There are two CRITEF partnerships with three series of securities that trade on the American Stock Exchange:

- Capital Realty Investors Tax Exempt Fund Limited Partnership, Series I (CRITEF-I) (AMEX:CRA);
- Capital Realty Investors Tax Exempt Fund Limited Partnership, Series II (CRITEF-II) (AMEX:CRB);
- Capital Realty Investors Tax Exempt Fund III Limited Partnership (CRITEF-III) (AMEX:CRL).

     The gross redemption prices of the BACs under the amended agreement are expected to be as follows:

- $14.4096 per BAC for CRITEF-I s 2,280,000 BACs, subject to adjustment but not less than $14.2713 or greater than $14.5479;

- $14.1597 per BAC for CRITEF-II s 3,238,760 BACs, subject to adjustment but not less than $14.0152 or greater than $14.3042;

- $15.1735 per BAC for CRITEF-III s 5,258,268 BACs, subject to adjustment but not less than $15.0372 or greater than $15.3098.

     The per-BAC amounts, in each case, will be reduced by plaintiffs' counsels' fees and expenses as may be awarded by the court.

     The CRITEF partnerships together hold 18 tax-exempt mortgage revenue bonds used to finance multifamily housing communities in eight states. Formed by CRI in 1986 and 1987, the partnerships began trading on the American Stock Exchange on July 1, 1993.

     CAPREIT, based in Rockville, Maryland, is a self-managed private real estate investment trust. CAPREIT owns 29 multifamily complexes containing 7,354 units located in nine states. In addition, CAPREIT manages another 37 apartment communities (including 14 of the CRITEF communities) for third-party owners.
The largest shareholder in CAPREIT is Apollo Real Estate Investment Fund, L.P.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Capital Realty Investors Tax Exempt Fund
                                Limited Partnership
                                             (Registrant)

                         By:  CRITEF Associates Limited Partnership,
                              General Partner

                         By:  C.R.I., Inc., Managing General Partner


February 8, 1996              /s/ Richard J. Palmer
------------------       By:  --------------------------------------
Date                          Richard J. Palmer
                              Senior Vice President